UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 19, 2008 Riverview Bancorp, Inc. (“Company”) issued a press release announcing that it expects to record an increase in its provision for loan losses during the quarter ended September 30, 2008.  The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference in its entirety.

Item 9.01  Financial Statements and Exhibits.

(d)             Exhibits

99.1           News Release of Riverview Bancorp, Inc. dated September 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: September 19, 2008	/s/Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer
(Principal Financial Officer)

Exhibit 99.1

News Release Dated September 19, 2008

Contacts:       Pat Sheaffer or Ron Wysaske,
Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp, Inc. To Increase Its Provision For Loan Losses In Second Quarter

Vancouver, WA – September 19, 2008 – Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) today announced that it expects to record a provision for loan losses of between $6.8 million to $7.3 million (pre-tax), or $0.63 to $0.68 per diluted share, during the second quarter of its fiscal year ending March 31, 2009.  As a result of these actions, it currently expects the year to date provision for loan losses to be between $9.6 million and $10.1 million.  This action will increase Riverview’s allowance for loan losses to approximately 2.20% of total loans at September 30, 2008.  After recording this increased provision for loan losses, Riverview will continue to be “well-capitalized” according to regulatory guidelines.

Riverview’s decision to increase its provision for loan losses was prompted by a number of factors and was primarily a result of current economic conditions, a forward looking market assessment, as well as its methodology for determining the level of its allowance for losses and regulatory guidelines regarding impaired assets.

“While the Bank’s underlying business, core fundamentals and capital levels remain strong, we believe that strengthening our allowance for loan losses is prudent in light of the continuing weakness in the residential development and housing markets as well as the overall economy,” stated Pat Sheaffer, Chairman and CEO. “We are confident that taking these actions while maintaining our strong capital position will position Riverview for continued growth over the long term.  We are pleased by the continued success of our core operations with net interest margin continuing to improve throughout the second quarter.”

As a result of ongoing negative market conditions, Riverview further enhanced an already extensive analysis of its loan portfolio and determined a prudent increase in the range of its provision for loan losses above was warranted to balance the current and forecasted economic environment and real estate market declines.  Riverview updated its detailed loan-by-loan analysis with an overall risk trend migration applied to areas of concern, primarily the land and land development categories of loans.  The program of limiting land development and construction lending continues, with concentrations declining.  Land development and speculative construction loans currently comprise approximately 13% and 9%, respectively, of Riverview’s total loan portfolio compared to 14% and 10%, respectively at March 31, 2008.  “Although our loan portfolio remains well diversified, our management team continues to closely monitor and evaluate all significant loans within our portfolio,” said Sheaffer.

"Riverview’s second quarter results reflect the continued unfavorable conditions in the residential real estate market, which have resulted in declining real estate valuations, and in turn have negatively impacted home builders and developers of property,” stated Ron Wysaske, President and COO.  “Despite these obstacles, the bulk of our non-performing assets today are concentrated in a few problem loans related to residential real estate development. In addition to the steps we are taking today with regard to our loan loss reserve, we continue to take aggressive and timely action in working with the borrowers of these loans, and expect have a positive outcome in connection with our current actions.  However, given the nature of the projects related to these loans, we do not expect a resolution in the immediate future.”

Non-performing assets have remained relatively unchanged with a current balance of $23.8 million, or 2.66% of total assets, compared to $23.6 million, or 2.67% of total assets, at June 30, 2008.  “We continue to actively manage our nonperforming assets and we will continue to be aggressive in working with our customers to resolve these issues as quickly as possible,” said Sheaffer.  “As part of this ongoing process we expect to charge off between $3.8 million and $4.4 million in loans during the second quarter.  We are confident that we have the necessary processes and monitoring systems in place to identify and manage problem loans.”

Riverview does not have sub-prime residential real estate in its loan portfolio and does not believe that it has any exposure to sub-prime lending in its mortgage backed securities portfolio.

Riverview Bancorp, Inc.
September 19, 2008

“Capital preservation and liquidity management remain top priorities for management,” said Wysaske.  “Riverview continues to maintain capital levels in excess of the well-capitalized regulatory threshold and its liquidity position remains strong.  In addition to our solid customer base, management has the ability to access many additional sources of liquidity, such as the sale of available for sale securities, additional borrowings from the FHLB, borrowings at correspondent banks and wholesale markets including brokered deposits.”  Currently, the Bank has $200 million of additional liquidity available, or 22.3% of total assets.

The Company expects to report earnings for its second quarter ending September 30, 2008 on October 20, 2008.

About the Company
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor.  With assets of $885 million, it is the parent company of the 85 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp.  There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and four lending centers.  The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among other things, expectations of the business environment in which Riverview operates, projections of future performance, perceived opportunities in the market and statements regarding Riverview’s strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties.  Riverview’s actual results or performance may differ materially from those suggested, expressed or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, the Washington and Oregon real estate market, competitive conditions in the business and geographic areas in which Riverview conducts its business, regulatory actions or changes and other risks detailed in Riverview’s reports filed with the Securities and Exchange Commission, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  Riverview disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.